                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------


THIS AGREEMENT made as of this 14th day of April, 1997

B E T W E E N:


                             DEREK J. SMYTH
                  (hereinafter referred to as the "Employee")

                                                            OF THE FIRST PART

                                 - and -

                          IRONSIDE TECHNOLOGIES INC.
                  (hereinafter referred to as the "Employer")

                                                            OF THE SECOND PART

          WHEREAS the Employer wishes to have the benefit of the Employee's knowledge and experience as a full-time employee;

          AND WHEREAS the Employer and the Employee are desirous of entering into an employment relationship for their mutual benefit;

          AND WHEREAS the Employer and the Employee have agreed that the terms and conditions of the employment relationship shall be as set out herein;

          NOW THEREFORE in consideration of the terms, conditions, covenants and obligations herein contained (the adequacy of which is hereby acknowledged by each of the parties), the parties hereto have agreed and do hereby agree as follows:

                           ARTICLE ONE - DEFINITION
                           ------------------------

1.01 "Just Cause" means (i) wilful failure of the Employee to properly carry out his duties after written notice by the Employer of the failure to do so and an opportunity for the Employee to correct the same within a reasonable time from the date of receipt of such written notice from the Employer; or (ii) theft, fraud or material dishonesty or misconduct by the Employee involving the property or affairs of the Employer or the carrying out of the Employee's duties; or (iii) any material breach of the obligations of the Employee pursuant to this Agreement; or (iv) cause as determined by a Canadian court of competent jurisdiction.

                       ARTICLE TWO - SCOPE OF EMPLOYMENT
                       ---------------------------------

2.01      Employment:  The Employer hereby agrees to employ the Employee and the
          ----------
Employee hereby accepts such employment on a full time basis in the position of Vice-President - Marketing & Business Development upon the terms and conditions set forth in this Agreement.

2.02      Duties and Responsibilities:  The duties and responsibilities of the
          ---------------------------
Employee shall consist of establishing a marketing plan, executing that plan, and providing customer support on behalf of the Employer. More specifically, the duties and responsibilities of the Employee shall consist of the following:

          (i) developing and implementing marketing plans and processes on behalf of the Employer with a view to increasing revenues, profit and competitive advantage, and

          (ii) establishing the necessary customer support infrastructure on behalf of the Employer with a view to increasing revenues, profit and customer/channel satisfaction, and such other duties and responsibilities as may be assigned to him from time to time by the Employer. In addition, the Employee acknowledges and agrees that the Employer shall retain the sole discretion to amend the Employee's job description from time to time during the term of this Agreement.

2.03      Full and Faithful Service:  The Employee shall devote to the business
          -------------------------
and affairs of the Employer all of his working time, attention and ability to carry out the duties of his position and will ensure that he is not, at any time, engaged in conduct that would constitute a conflict with the interests of the Employer. The Employee agrees that he will, in the performance of his duties, promote the interest, business and reputation of the Employer and shall perform all such duties as are essential or conducive to the efficient management thereof in accordance with the rules and policies of the Employer.

2.04      Acknowledgement:  The Employee acknowledges that the effective
          ---------------
performance of his duties requires the highest level of integrity and the Employer's complete confidence in the Employee's relationship with other employees of the Employer and with all persons dealt with in the course of his employment. The Employee shall diligently, faithfully and honestly serve the Employer during the continuance of his employment hereunder and shall use his best efforts to promote the interests of the Employer.

                      ARTICLE THREE - TERM OF EMPLOYMENT
                      ----------------------------------

3.01      Term Period:  The term of employment created herein shall be for an
          -----------
indefinite period commencing on the execution of this Agreement, unless this Agreement is terminated earlier by either of the parties in accordance with the provisions set out herein.

                          ARTICLE FOUR - COMPENSATION
                          ---------------------------

4.01      Base Salary:  As remuneration for his services hereunder, the Employee
          -----------
shall be paid a base salary (the "Base Salary") at the rate of Cdn. $150,000 per annum, less all applicable statutory deductions, which Base Salary shall be paid in arrears and in equal bi-weekly installments.

4.02      One-time Bonus:  The Employee will receive an initial signing bonus of
          --------------
$25,000 in lieu of executive recruiting fees.

4.03      Incentive Compensation:  The Employee shall be entitled to participate
          ----------------------
in the Employer's annual bonus compensation plan, a copy of which is attached hereto as Schedule "A" (the "Bonus Compensation Plan").

4.04      Benefits:  The Employee shall be entitled to participate in the
          --------
employee benefit plans and programs which are generally made available to employees of the Employer from time to time.

4.05      Stock Option Plan:  Subject to the discretion of the Employer, the
          -----------------
Employee shall be permitted to participate in any stock option plan that is established by the Employer.

4.06      Vacation:  The Employee shall be entitled to three (3) weeks vacation
          --------
leave during each full year that this Agreement is in effect at the Base Salary provided for in Section 4.01 herein. Such vacation to be taken at such time or times as the Employer may determine having regard to the business and undertaking of the Employer and having regard to the dates requested by the Employee. In the event that the Employee's employment is terminated, the Employee shall be entitled to a pro-rated vacation leave with pay for the portion of the year that he has been actively employed. During the initial year of the Employee's employment with the Employer, his vacation leave shall be pro-rated to the date on which he commenced employment with the Employer.

4.07      Car Allowance:  The Employer will provide the Employee with a monthly
          -------------
car allowance of $825.00 Canadian.

4.08      Expenses:  The Employee shall be reimbursed for all reasonable pre-
          --------
authorized travel, business and entertainment expenses incurred by him in the performance of his duties hereunder, subject to such limits as may be established by the Employer and revised by it from time to time. As a condition to the reimbursement of such expenses, the Employee shall furnish to the Employer receipts for expenses incurred.

                                 ARTICLE FIVE - TERMINATION OF EMPLOYMENT
                                 ----------------------------------------

5.01      Termination by Employer:  This Agreement, and the employment
          -----------------------
contemplated hereunder, may be terminated in the following manner and in the following circumstances:

     (a) by the Employer, at any time, for Just Cause, in which case the employment of the Employee and this Agreement shall terminate immediately upon written notice from the Employer to the Employee. In the event of any termination for Just Cause, the Employee shall be entitled to receive any outstanding Base Salary, Bonus Compensation, and vacation pay which has accrued to the effective date of such termination. Upon receipt of such notice by the Employee, the Employer shall be under no further obligation to provide the Employee with pay in lieu of reasonable notice, severance pay or termination pay whether under statute or at common law;

(b) upon the death of the Employee, in which case the employment of the Employee and this Agreement shall terminate on the date of the Employee's death. In the event of such termination, all outstanding Base Salary, Bonus Compensation and vacation pay which has accrued to the effective date of termination shall be paid to the Employee's estate; and

(c) by the Employer, within the first three (3) years of service, by providing Employee with the greater of (i) nine (9) months' written notice of termination of employment, or pay in lieu thereof; or (ii) written notice of termination of employment, or pay in lieu thereof, and severance pay, if applicable, in accordance with the relevant provisions of the Employment Standards Act (Ontario) in effect on the date such notice is given to the Employee of his termination. Upon receipt of such notice, or pay in lieu thereof (and severance pay if applicable), by the Employee, the Employer shall be under no further obligation to the Employee.

(d) by the Employer, after the first three (3) years of service, by providing the Employee with the greater of (i) eighteen (18) months' written notice of termination of employment, or pay in lieu thereof; or (ii) written notice of termination of employment, or pay in lieu thereof, and severance pay, if applicable, in accordance with the relevant provisions of the Employment Standards Act (Ontario) in effect on the date such notice is given to the Employee of his termination. Upon receipt of such notice, or pay in lieu thereof (and severance pay if applicable), by the Employee, the Employer shall be under no further obligation to the Employee.

5.02    Termination by Employee:  This Agreement and the employment contemplated
        -----------------------
hereunder may be terminated by the Employee for any reason and at any time by providing to the Employer two (2) weeks notice in writing of his termination of employment. The Employee shall be entitled to receive all Base Salary and vacation pay which accrues to the effective date of such termination.

5.03    Release of Claims:  If any of the events referred to in Sections 5.01 or
        -----------------
5.02 occur, this Agreement and the employment of the Employee shall be wholly terminated except in respect of the Employee's obligations pursuant to Sections 6 and 7 and the Employer's rights pursuant to Section 8 which shall survive such termination and continue in full force and effect. Upon any such termination, the Employee shall have no claim against the Employer for damages, wages, bonus, termination pay, severance pay, pay in lieu of notice of termination, statutory or otherwise, except in respect of payment of remuneration earned, due and owing to the effective date of termination.

5.04    Reasonableness:  The parties hereto acknowledge and agree that there are
        --------------
no implied rights whatsoever with respect to the termination of this Agreement and the employment contemplated hereunder. The parties further acknowledge and agree that if the payment referred to in Subsection 5.01(c) is made, it constitutes a reasonable estimate of the damages that might be suffered by the Employee for early termination of this Agreement, said amount being liquidated damages and not a penalty.

                         ARTICLE SIX - CONFIDENTIALITY
                         -----------------------------

6.01    Confidential Information:  The Employee acknowledges that during the
        ------------------------
course of his employment, the Employee will be exposed to secret and confidential business information belonging to the Employer, its affiliates and associates which gives it a commercial advantage over others. Except as may be required by law, the Employee agrees to not use, directly or indirectly, for his own account or for the account of any person, firm, corporation or other entity or disclose to any person, firm, corporation or other entity, any of the Employer's or its affiliates' or its associates' proprietary information disclosed or entrusted to him or developed or generated by him in the performance of his duties hereunder, including but not limited to, information relating to the Employer's and/or its affiliates' and/or its associates' organizational structure, operations, business plans, technical projects, pricing data, business costs, research data results, inventions, trade secrets, customers lists, customer prices or other work produced, developed by or for the Employer or its affiliates or its associates, whether on the premises of the Employer or elsewhere.

6.02      Exceptions:  The provisions of Section 6.01 shall not apply to any
          ----------
proprietary, confidential or secret information which is, at the commencement of the term of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to the Employee without restrictions as to disclosure to a third party.

6.03      Property and Documents:  The Employee acknowledges, understands and
          ----------------------
agrees that all memoranda, notes, records, charts, formulae, client lists, price lists, marketing plans, office products including, but not limited to, personal computers, fax machines, printers and photocopiers, financial information and other documents made, received, held or used by the Employee during the course of his employment shall be the property of the Employer and shall be delivered by the Employee to the Employer upon request at any time during the course of employment or on termination of employment as hereinbefore provided. The Employee acknowledges and agrees that he shall not retain any copies of such documentation without the written consent of the Employer. With respect to all confidential information and other documents of the Employer held by the Employee, the Employee acknowledges that he is in a position of trust and subject to a fiduciary duty to use the information only in the interests of the Employer and its business.

6.04      Inventions and Improvements:  Any and all inventions and improvements
          ---------------------------
which the Employee may conceive or make, during the period of his employment, relating to or in any way appertaining to or connected with any of the matters which have been, are or may become the subject of the Employer's investigations, or which the Employer has been, is or may become interested, including, but not limited to, product design, computer software or technology, shall be the sole and exclusive property of the Employer, and the Employee will, whenever requested by the Employer, execute any and all applications, assignments and other instruments which the Employer shall deem necessary in order to apply for and obtain Letters of Patent or Copyrights of Canada or foreign countries for the inventions or improvements, and in order to assign and convey to the Employer all sole and exclusive right, title and interest in and to the inventions or improvements, all expenses in connection with them to be borne by the Employer.

                       ARTICLE SEVEN - NON-SOLICITATION
                       --------------------------------

7.01      Non-Solicitation:  The Employee acknowledges that by reason of his
          ----------------
employment with the Employer, he will or may develop a close working relationship with the Employer's customers and clients, gain a knowledge of the Employer's methods of operation and acquire and be exposed to confidential materials and information, all of which would cause irreparable harm and injury to the Employer if made available to a competitor or used for competitive purposes. Accordingly, the Employee agrees that:

          (a) the Employee shall not, for any reason, directly or indirectly, without the prior written consent of the Employer, either during the term of this Agreement or for a period of one (1) year following the termination of this Agreement, regardless of how that termination should occur, solicit or otherwise attempt to contact any client, customer, or competitor or potential client, customer, or competitor of the Employer which was serviced or solicited by the Employer during the term of this Agreement, for the purpose of selling any products or services to that client, customer or competitor, or for purposes of soliciting orders for any products or services from that client or customer, where such products or services are the same as or substantially similar to or in any way competitive with the products or services sold by the Employer at the time of termination of this Agreement.


7.02      Reasonableness and Severability:  The parties to this Agreement
          -------------------------------
acknowledge and agree that the scope of these covenants are, in all respects, and particularly in respect of time and subject matter no more than what is reasonably required to protect the Employer's interest. The parties to this Agreement further agree that if any limitation or provision contained in these covenants are determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision hereof.

                       ARTICLE EIGHT - INJUNCTIVE RELIEF
                       ---------------------------------

8.01      Injunctive Relief:  The Employee acknowledges and agrees that in the
          -----------------
event of any violation of the covenants provided for in Sections 6 and 7, the Employer shall be entitled as a matter of course to injunctive relief in addition and without prejudice to any other remedy the Employer may have at law.


                            ARTICLE NINE - GENERAL
                            ----------------------

9.01      Headings:  The division of this Agreement into Articles and Sections
          --------
and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.02      Enurement:  This Agreement shall enure to the benefit of and be
          ---------
binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer, respectively.

9.03      Entire Agreement:  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

9.04      Amendments:  No amendments to this Agreement shall be valid or binding
          ----------
unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.05      Invalidity:  If any provision of this Agreement is determined to be
          ----------
invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

9.06      Further Assurances:  The parties shall do all such further acts and
          ------------------
things and provide all such assurances and deliver all such documents in writing as may be required from time to time in order to fully carry out the terms, provisions and intent of this Agreement.

9.07      Notice:  Any demand, notice or other communication to be given in
          ------
connection with this Agreement shall be in writing and given by delivery or sending it by telecopy or other similar form of communication addressed:

               To the Employer:
               ---------------
               Ironside Technologies Inc.
               111 Granton Drive
               Suite 220
               Richmond Hill, Ontario
               L4B 1L5

               Tel: (905) 771-8599
               Fax: (905) 771-7183
               Attention:  Bill Lipsin


               To the Employee:
               ---------------
               Derek Smyth
               182 Digby Road
               Oakville, Ontario  L6J 6C7

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next business day following such transmission or, if delivered, to have been received on the date of such delivery. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

9.10      Jurisdiction:  This Agreement shall be governed by and construed
          ------------
in accordance with the laws of the Province of Ontario.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

SIGNED, SEALED and DELIVERED
in the presence of:

                                    /s/ Derek Smyth 6/9/97
____________________________        ____________________________
                                    DEREK SMYTH

                                    IRONSIDE TECHNOLOGIES INC.



                                    By: /s/ William B. Lipsin
                                       _________________________


                                    By:_________________________

                                 SCHEDULE "A"

       BONUS COMPENSATION PLAN - FY98 (April 14, 1997 to March 31, 1998)
       -----------------------------------------------------------------


EMPLOYEE NAME:                          Derek Smyth

EFFECT DATE:                            April 14, 1997

JOB TITLE:                              Vice-President,
                                        Marketing & Business Development

Bonus Compensation will be paid based on meeting the revenue & profit milestones that have been set out and agreed to by the Vice-President, Operations and the President and Chief Executive Officer of Ironside Technologies Inc.

          For the purposes of this Bonus Compensation Plan, the following terms have the following meanings:

          "Revenue Milestones" - means gross revenue;

          "Profit Milestones" - means net income before taxes

          "Internal Milestones" - means Budget as agreed to by Ironside President & CEO

          "Bonus" - means any amounts earned by the Employee in accordance with this Bonus Compensation Plan and are calculated in accordance with the bonus incentive chart set forth below.

                            Incentive Compensation
                            ----------------------

The Employer shall pay the Employee a monthly sales commission which shall be calculated on the following basis:

     Annual Gross Revenue ($ Canadian)       Percentage Commission
     ---------------------------------       ---------------------

     $0 - $7,200,000                              0.5% Cdn $
     $7,200,000 and greater                       1.0% Cdn $

The Employer shall pay the Employee a quarterly bonus which shall be calculated on the following basis:

          Quarter FY98 Revenue Achievement     FY98 Quarterly Bonus
          --------------------------------     --------------------

          Q1-$ 520,000 Cdn             =       $  5,000 Cdn
          Q2-$ 1,100,000 Cdn           =       $ 10,000 Cdn
          Q3-$ 2,400,000 Cdn           =       $ 10,000 Cdn
          Q4-$ 3,200,000 Cdn           =       $ 15,000 Cdn
------------------------------------------------------------------------------

1. Commissions are calculated and paid exclusively on the basis of Gross Revenue earned from assigned territory and assigned named National Technology/Solution Partners.

2. Commissions accrued by the Employee will be calculated by the Employer and paid to the Employee within thirty (30) days of each month end. All applicable statutory deductions will be withheld from any Commissions and Bonus paid to the Employee in accordance with this Sales Compensation Plan.

3. The Employer expressly reserves the right to adjust, modify, amend or reduce any term of this Sales Compensation Plan including, but not limited to, the Base Commission Rate, Accelerated Commission Rate, geographic territory responsibilities or named National Technology/Solution Partners as defined herein, at any time and from time to time, based upon business considerations, sales resources, and other considerations as determined in the sole discretion of the Employer. In addition, the Employer retains the full discretion to interpret any and all of the terms and conditions of this Sales Compensation Plan.

4. This Sales Compensation Plan does not constitute a contract of employment of a fixed duration of any length and the Employer may, in its sole discretion, unilaterally terminate or supersede the terms of this Sales Compensation Plan at any time.

5. Should the Employer amend any term or condition of this Sales Compensation Plan, such amendment, shall take effect commencing on the first business day of the month immediately following the month in which such amendment to this Sales Compensation Plan occurs.

6. For the purpose of calculating the Net Revenue generated by the Employee, reference shall be made to the geographic territory assigned to the Employee and the National Technology / Solution Partner(s), if any, assigned to the Employee. All Net Revenue generated by the Employee within his geographic territory will be included in the calculation of his Net Revenue and all Net Revenue earned through sales to a National Technology / Solution Partner(s) assigned to the Employee, whether within or outside of the Employee's geographic territory, shall be included in the calculation of the Employee's Net Revenue generated. For greater certainty, should a National Technology / Solution Partner within the Employee's geographic territory purchase licenses from the Employer, the Net Revenue generated from such sale shall be included in the calculation of the Net Revenue of the employee to whom such National Technology / Solution Partner is assigned.

7. In the event of a change to a license agreement fee schedule, or a credit allowance is issued, or a bad debt write-off occurs, any Commissions paid to the Employee in respect of such sales will be deducted from future Commissions owing to the Employee pursuant to this Sales Compensation Plan.

8. An Employee must disclose to the Employer all terms or sale and/or commitments or any type which vary from the Employer's standard license agreements, as set out in the Employer's standard form license agreements, so that a decision regarding recognition of Revenue can be made by the Employer.

9. The Employee is not permitted to obligate the Employer to any terms, conditions, or commitments of which the Employer is unaware. Non-standard terms must be pre-approved by the Vice-President - Operations. This prohibition includes, but is not limited to, "side letters" or any other commitment with a customer which is not disclosed to the Employer's Vice-President - Operations. The Employee will not receive credit for any Net Revenue generated in respect of any sales that do not comply with this provision.

10. The Employee is prohibited from directly or indirectly offering to, or accepting from, any person, group, or corporation, any gifts, rebates, or gratuity or any monetary value except for gifts and favours of minimal value which merely create goodwill. The Employee will not receive credit for any Net Revenue that is generated as a result of a violation of this provision.

11. The Employee is not eligible to earn Commissions pursuant to this Sales Compensation Plan during a personal or medical leave of absence. However, the Employee will be compensated during such time based upon the Company Leave of Absence policies.

12. Commission compensation for a terminated Employee, either voluntary or involuntary, will be based upon Net Revenue earned during and up to the final day of employment.